UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

LINKBANCORP, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	333-255908	82-5130531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Market Street
Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 26, 2022, the stockholders of LINKBANCORP, Inc. (the “Company”) approved the LINKBANCORP, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) and the LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”).

2022 Equity Incentive Plan

The following summarizes the key features of the 2022 Equity Incentive Plan. The foregoing description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the copy of the 2022 Equity Incentive Plan that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

The 2022 Equity Incentive Plan authorizes the issuance of up to 475,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and its subsidiaries. At least 95% of the awards under the 2022 Equity Incentive Plan will vest no earlier than one year after the grant date. For a non-employee director, the sum of the grant date fair value of equity awards granted under the 2022 Equity Incentive Plan, including stock options, restricted stock and restricted stock units, may not exceed $50,000 for any calendar year. An employee may not: (i) receive a grant of more than 30,000 stock options during any calendar year, and (ii) the sum of the grant date fair value of restricted stock and restricted stock units may not exceed $500,000 for any calendar year.

Unless otherwise specified by the Compensation Committee, in the event of a participant’s termination of service due to disability or death, awards will vest and stock options remain exercisable for one year. Unless otherwise specified by the Compensation Committee, in the event of a participant’s voluntary resignation for any reason (except death or disability), all unvested awards will be forfeited and upon a participant’s termination for cause, all unvested awards, including unexercised stock options, will be forfeited. Generally, all vested stock options remain exercisable for three months from the date of termination of service due to a resignation of a director or employee for any reason (except death or disability, in which case they will remain exercisable for one year).

Unless otherwise specified by the Compensation Committee, all unvested service-based awards will vest upon an Involuntary Termination of Service following a Change in Control (as defined in the 2022 Equity Incentive Plan). Stock options will remain exercisable for one year following an Involuntary Termination of Service following a Change in Control (as defined in the 2022 Equity Incentive Plan). All Performance Awards will vest upon an Involuntary Termination of Service following a Change in Control based on the greater of actual performance or at the target level (as defined in the 2022 Equity Incentive Plan).

The 2022 Equity Incentive Plan is administered by the members of the Compensation Committee who are “Disinterested Board Members,” as defined in the 2022 Equity Incentive Plan. The Compensation Committee has full and exclusive power within the limitations set forth in the 2022 Equity Incentive to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; and interpreting and otherwise construing the plan.

2022 Employee Stock Purchase Plan

The following summarizes the key features of the ESPP. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the copy of the ESPP that is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. For purposes of this summary, any reference to the Company includes the Company and its designated subsidiaries. For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of the Company that has been designated by the Compensation Committee as eligible to participate in the ESPP. The Gratz Bank has been designated as an eligible subsidiary.

Eligibility and Participation

Generally, any person who (i) is employed by the Company or The Gratz Bank as of the commencement of an offering period under the ESPP; (ii) has been continuously employed by the Company or The Gratz Bank as of the commencement of an offering period under the ESPP for a period two years (or such lesser amount of time as determined by the Compensation Committee); and (iii) is customarily employed for at least (A) 20 hours per week (or such lesser amount as determined by the Compensation Committee) and (B) more than five months in a calendar year (or such lesser period as determined by the Compensation Committee) is eligible to participate in the offering period.

The Compensation Committee may determine that employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code are not eligible to participate in an offering period.

No employee may participate in an offering period if, upon the employee’s purchase of the largest number of shares available to the employee for purchase during the offering period, the employee would own (or be deemed to own under certain attribution rules in the Internal Revenue Code) stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.

Administration

The Compensation Committee will administer the ESPP and will have full and exclusive authority to interpret the terms of the ESPP, determine eligibility to participate, determine which Company subsidiaries are eligible to participate, amend and revoke rules for participation, suspend or terminate the ESPP, and exercise such powers and perform such actions as its deems necessary to carry out the intent of the ESPP, subject to the conditions of the ESPP. All determinations and decisions made by the Board of Directors or the Compensation Committee are final and binding upon the Company and all participants.

Authorized Shares and Adjustments

Subject to adjustment as provided in the ESPP, a total of up to 475,000 shares of Company’s common stock may be made available for sale under the ESPP.

In the event of a stock dividend, split-up, share combination, recapitalization or other change in the Company’s capitalization, an appropriate and proportionate adjustment will be made in the number and kind of shares which may be delivered under the ESPP. Appropriate adjustments also may be made in the event of a merger, reorganization, consolidation, separation or liquidation of the Company.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of the Company’s common stock on the last day of such offering period.

Contributions and Payroll Deductions

The ESPP permits each participant to purchase shares of the Company’s common stock through payroll deductions of either a fixed dollar amount or percentage of their eligible compensation; provided, however, that the Compensation Committee may limit a participant’s purchase to a specific maximum number of shares or maximum amount of compensation. In no event may participants elect to purchase common stock with a fair market value in excess of $25,000 (determined as of the first day of the offering period) in a single calendar year. No interest will accrue on a participant’s contributions to purchase stock under the ESPP. During an offering period, a participant may withdraw by submitting written notice of withdrawal to the Company and may decrease (but not increase) their contributions.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of the Company’s common stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above.

The purchase price of the shares is expected to be 95% of the fair market value of the Company’s common stock unless the Compensation Committee selects a different purchase price, which cannot be less than 85% of the lower of the fair market value of the Company’s common stock on the first trading day of each offering period or on the last trading day of each offering period. The fair market value of the Company’s common stock on a given date is the closing sale price of the common stock on such date as reported by the over the counter market. If no trades were reported on that date, the fair market value will be set as the closing price on the most recent trading day immediately preceding the date of determination as reported by the over the counter market.

Withdrawals

A participant may end their participation in the ESPP at any time during an offering period and all of their accrued contributions not yet used to purchase shares of the Company’s common stock will be returned to them. If a participant withdraws from an offering period, they must re-enroll in the ESPP before a future offering period begins in order to re-commence participation.

Termination of Employment

If a participant ceases to be an employee of the Company or the Bank for any reason, they will be deemed to have elected to withdraw from the ESPP and their contributions not yet used to purchase shares of the Company’s common stock will be returned to them, without interest. The transfer of an employee between any of the Company or certain of its designated subsidiaries will not be deemed to be a withdrawal from the ESPP.

Change in Control

The ESPP provides that in the event of a change of control (as defined in the ESPP), the Compensation Committee can take any one or more of the following actions: (i) determine that a successor Company may assume or substitute each outstanding option with comparable rights of the successor Company; (ii) end the offering period then in progress and return all contributions not yet used to purchase shares of the Company’s common stock, without interest; or (iii) notify each participant that the purchase date for the offering period then in progress will be shortened, and a new purchase date will be set, upon which date all options will be exercised automatically unless before such date the participant has withdrawn from the offering period.

Term, Amendment and Termination

Subject to applicable law, the Board of Directors, in its sole discretion, may amend, modify, or terminate the ESPP at any time and for any reason, without shareholder approval, but no amendment may be made without shareholder approval (i) to the extent shareholder approval is required by applicable law or listing requirements or (ii) that would increase the total number of shares of stock which may be issued under the ESPP. The ESPP does not have a termination date, but instead will terminate when all common stock authorized for issuance under the ESPP has been issued, unless terminated earlier by the Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on May 26, 2022. At the Annual Meeting, the Company’s shareholders (i) elected fifteen directors to the Company’s board of directors for a one-year term, (ii) approved the LINKBANCORP, Inc. 2022 Equity Incentive Plan, (iii) approved the LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan and (iv) ratified the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022.The final results of the shareholder vote were as follows:

1.
Election of directors for a one-year term of office.

	For	Against	Abstain	Broker Non-Votes
Andrew Samuel	5,814,758	132,224	55,558	828,291
Brent Smith	5,819,776	7,866	174,898	828,291
Jennifer Delaye	5,817,408	3,451	181,681	828,291
Anson Flake	5,785,466	28,351	188,723	828,291
George Parmer	5,809,681	14,810	178,049	828,291
Debra Pierson	5,781,180	39,679	181,681	828,291
Diane Poillon	5,817,408	3,451	181,681	828,291
William E. Pommerening	5,806,444	3,482	192,614	828,291
Timothy J. Allison	5,855,433	88,884	58,223	828,291
William L. Jones	5,950,655	7,953	43,932	828,291
David H. Koppenhaver	5,950,742	2,163	49,635	828,291
Joseph C. Michetti, Jr.	5,601,035	356,071	45,434	828,291
Kristen Snyder	5,715,972	229,410	57,158	828,291
Steven I. Tressler	5,936,660	20,446	45,434	828,291
Wesley M. Weymers	5,826,580	141,837	34,123	828,291

2.
The approval of the LINKBANCORP, Inc. 2022 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
5,380,498	587,678	34,364	828,291

3.
The approval of the LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
5,420,820	537,675	44,045	828,291

4.
The ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
6,798,853	807	31,171	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	LINKBANCORP, Inc. 2022 Equity Incentive Plan
10.2	LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINKBANCORP, INC.

Date:	June 2, 2022	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President